UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 September 15, 2008

MENTOR CORPORATION
Exact name of registrant as specified in its charter)

Minnesota	001-31744	41-0950791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On September 16, 2008, Mentor Corporation (the "Company")  announced that its Annual Meeting of Shareholders held on September 15, 2008 had been adjourned to September 29, 2008, at 10:00 a.m. local time at the Company's main office, located at 201 Mentor Drive, Santa Barbara, CA 93111, in order to allow additional time to solicit proxies from those shareholders who had not voted on the proposal to approve the amendment and restatement of the Mentor Corporation 2005 Long-Term Incentive Plan such that, among other things, the aggregate number of shares of the Company's common stock available for grant is increased by 2,500,000 shares.  A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

           (d)                Exhibits

99.1	Press Release dated September 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Corporation

Date: September 16, 2008	/s/ Joseph A. Newcomb
Joseph A, Newcomb Vice President, General Counsel and Secretary

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